                               FORMS 3, 4 AND 5

                    POWER OF ATTORNEY DATED JUNE 20, 2007

            WHEREAS, Kevin Caponecchi, an individual serving as
President of Euronet Worldwide, Inc. (the "Company"), files with the
Securities and Exchange Commission ("Commission") under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), reports required in connection with the purchase or sale of stock and derivative securities of the
Company, including but not limited to reports on initial ownership or changes of beneficial ownership of the common stock of the Company on Form 3s,
Form 4s or Form 5s, and any amendments thereto as may be required by the
Commission pursuant to the Exchange Act and the rules and regulations of the
Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the Uniform Applications

            For Access Codes To File On Edgar, which filings will be in connection with the changes, from time to time, in the beneficial ownership by the undersigned in shares of the Company's stock and derivative securities;

            NOW THEREWITH, the undersigned, in his or her individual
capacity, hereby constitutes and appoints Jeffrey B. Newman my true and lawful attorney-in-fact and agent (hereinafter referred to as my "Attorney"), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all Uniform
Applications For Access Codes To File On Edgar, Forms 3, Forms 4 and
Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the stock and derivative securities of the Company and to file the same, with all exhibits thereto, with the Commission granting unto said
Attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said Attorney or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

            IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 21st day of June, 2007.

                                               /s/ Kevin Caponecchi
                                               ________________________________
                                               Kevin Caponecchi

            ANY PERSON RELYING ON THIS POWER OF ATTORNEY
MAY RELY ON A PHOTOCOPY AS IF IT WERE AN ORIGINAL.